UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2017

SIGMA LABS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507
(Address of Principal Executive Offices) (Zip Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2017, Sigma Labs, Inc. (“we,” “our,” “us” or the “Company”) entered into amendments (the "Amendments") to the October 17, 2016 Secured Convertible Promissory Notes (the "Notes") and Warrants to purchase shares of the Company's common stock (the "Warrants") that we previously entered into with two accredited investors (collectively, the "Holders"), pursuant to which, among other things set forth in the Amendments, (1) the exercise price of the Warrants was reduced from $4.13 per share to $2.00 per share, and (2) the conversion price of the Notes was reduced from $4.13 per share to $2.00 per share. Under the Amendments, we paid the Holders an aggregate amount equal to $500,000 (representing 50% of the outstanding principal balance of the Notes) plus all accrued interest on the Notes. In consideration of the foregoing, the Holders agreed to, among other things, extend the payment date of the remaining 50% of the outstanding principal balance of the Notes from October 17, 2017 to the earlier of May 18, 2018 or the closing of our next underwritten public offering of securities in which we raise gross proceeds of at least $3,000,000 (should we elect to commence and close such an offering of securities).

A form of Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the information under Item 1.01, which is incorporated herein by this reference.

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 2, 2017, our 2013 Equity Incentive Plan (the "2013 Plan") was amended to fix at 750,000 shares the aggregate number of shares of our common stock subject to the 2013 Plan and to fix at 300,000 shares the limitation on awards of stock options and stock appreciation rights under the 2013 Plan during any twelve-month period to any one participant.

ITEM 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Stockholders

On October 2, 2017, we held our 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Our stockholders acted upon the following proposals at the Annual Meeting:

•Proposal 1: To elect Dennis Duitch to serve as a Class III director until the 2020 Annual Meeting of Stockholders;

•Proposal 2: To approve an amendment to our 2013 Plan to fix at 750,000 shares the aggregate number of shares of our common stock subject to the 2013 Plan;

•Proposal 3: To approve an amendment to the 2013 Plan to fix at 300,000 shares the limitation on awards of stock options and stock appreciation rights under the 2013 Plan during any twelve-month period to any one participant;

•Proposal 4: To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock to 30,000,000;

•Proposal 5: To approve, by non-binding vote, the compensation of our named executive officers as disclosed in our proxy statement;

•Proposal 6: To recommend, by non-binding vote, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers; and

•Proposal 7: To ratify the selection of Pritchett, Siler & Hardy, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Voting Results

Proposal 1: Mr. Duitch was elected as a Class III director with 1,616,444 “FOR” votes and 89,895 "WITHHELD” votes. There were 1,143,540 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 1,393,950 “FOR” votes, 169,335 “AGAINST” votes and 143,054 “ABSTAIN” votes. There were 1,143,540 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 1,378,753 “FOR” votes, 189,560 “AGAINST” votes and 138,026 “ABSTAIN” votes. There were 1,143,540 broker non-votes in connection with this proposal.

Proposal 4: This proposal was not approved with 2,018,503 “FOR” votes, 765,052 “AGAINST” votes and 66,319 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

Proposal 5: This proposal was approved with 1,364,691 “FOR” votes, 175,827 “AGAINST” votes and 165,821 “ABSTAIN” votes. There were 1,143,540 broker non-votes in connection with this proposal.

Proposal 6: 1,412,863 votes for 1 year, 25,363 votes for 2 years, 8,109 votes for 3 years, and 260,004 “ABSTAIN” votes. There were 1,143,540 broker non-votes in connection with this proposal. Based on these results, our Board of Directors has determined to include annually an advisory stockholder vote on the compensation of executives in the Company's proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives.

Proposal 7: This proposal was approved with 2,581,624 “FOR” votes, 103,226 “AGAINST” votes and 165,029 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits.

Exhibit Number	Description
10.1	Form of Amendment of Warrant and Note, entered into as of September 29, 2017, between the Company and the Holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2017	SIGMA LABS, INC.

By:/s/ John Rice
Name:John Rice
Title:Interim Chief Executive Officer